EXHIBIT 10.33a



                               AMENDMENT NO. 1 TO
                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT



     AMENDMENT NO. 1, dated as of May 10, 1999 (this "Amendment"), by and among American Mobile Satellite Corporation, a Delaware corporation (the "Company"), Hughes Electronics Corporation ("Hughes"), Singapore Telecommunications Ltd. ("Singapore Telecom"), and Baron Capital Partners, L.P. ("Baron," and
collectively with Hughes and Singapore Telecom, the "Guarantors"), to the Amended and Restated Registration Rights Agreement dated as of March 31, 1998 (said Agreement, as the same may be amended, supplemented or otherwise modified from time to time, being the "Registration Rights Agreement," and the terms defined therein being used herein as therein defined unless otherwise defined herein), by and among the Company and the Guarantors.



                                   WITNESSETH:



     WHEREAS, the Guarantors have certain piggyback registration rights under the Registration Rights Agreement; and



     WHEREAS, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission (the "SEC") on January 29, 1999 in connection with an offering of its common stock (the "Offering"), which registration statement was declared effective by the SEC on March 31, 1999; and



     WHEREAS, Hughes declined to exercise its piggyback rights under the Registration Rights Agreement with respect to the Offering.



     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

     Section 1. Consideration for Amendment. The Company has agreed to this Amendment in consideration for Hughes's election not to exercise its piggyback rights under the Registration Rights Agreement with respect to the Offering.



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     Section 2. Extension of Period for Demand  Registration  in Section 2.1(a).
Section 2.1(a) of the Registration Rights Agreement is hereby amended so that each and every reference therein to "March 31, 2005" is replaced with "March 31, 2007."

     Section 3. Additional Demand Registration for Hughes. Subject to the terms and conditions contained herein, Hughes may, at any time prior to March 31, 2007, make a written request of the Company for a Demand Registration with respect to its Registrable Securities (the "Hughes Demand Registration"), which request shall be in addition to the two Demand Registrations provided for in
Section 2.1 of the Registration Rights Agreement (the "Guarantor Group Demand Registrations"). The Hughes Demand Registration may not be exercised by Hughes (or its permitted assignee) until the earlier of (i) both of the Guarantor Group Demand Registrations having been exercised and completed in accordance with the terms of Section 2.1, and (ii) such time as when Guarantors other than Hughes (or such Guarantors' assignees) do not own any Registrable Securities. In order to exercise the Hughes Demand Registration, Hughes shall follow the procedures set forth in Section 2.1, and Hughes's election to exercise the Hughes Demand Registration shall be subject to all of the terms and conditions contained in
Section 2.1; provided, that, in the case of a Hughes Demand Registration, the first paragraph of Section 2.1(a) shall not be applicable, and all references in
Section 2.1 to the "Demanding Group" shall be deemed, where applicable, to refer solely to "Hughes." If the Hughes Demand Registration is exercised by Hughes in accordance with the terms hereof, the Guarantors other than Hughes will be entitled to exercise piggyback rights pursuant to Section 2.2 of the Registration Rights Agreement, with respect to any Registrable Securities owned by such Guarantors at that time. In the case of a Hughes Demand Registration in which the Guarantors other than Hughes wish to exercise their piggyback rights, Registrable Securities owned by such other Guarantors and desired to be included in such Hughes Demand Registration shall be accorded the priority set forth in
Section 2.1(c)(x)(iv), in the case of registrations occurring up to and including the Subordination Termination Date, or Section 2.1(c)(y)(ii), in the case of registrations occurring after the Subordination Termination Date. For the avoidance of doubt, in the case of a Hughes Demand Registration, the Guarantors other than Hughes shall not be deemed to be part of the "Demanding Group" for the purpose of determining priority of registration in accordance with Section 2.1(c), or for any other purpose.

     Section 4. Assignment of Rights Under Registration Rights Agreement. The Company and each of the Guarantors hereby agrees that the Registration Rights Agreement (as amended hereby) and the rights of any Guarantor thereunder may be transferred and assigned to any entity that acquires any Registrable Securities from time to time; provided, that no such assignment shall be effective unless
(i) the assigning Guarantor (or its permitted assignee) notifies the Company in writing of such assignment, and (ii) the prospective assignee agrees in writing to be bound by, and become a party to, the Registration Rights Agreement.

     Section 5. Miscellaneous.

     (a)Upon the effectiveness of this Amendment, each reference in the Registration Rights Agreement to "this Agreement," "hereunder," "herein," or words of like import shall mean and be a reference to the Registration Rights Agreement as amended hereby.

     (b)Except as specifically amended hereby, the Registration Rights Agreement shall remain in full force and effect and is hereby ratified and confirmed.

     (c)The execution and delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy which the Company or any Guarantor may have under the Registration Rights Agreement.

     (d)This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     (e)The Company acknowledges its obligation, under Section 4 of the Guaranty Issuance Agreement, to pay, upon demand, to each Guarantor, the amount of any



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and all reasonable expenses,  including, without limitation, the reasonable fees and expenses of such Guarantor's counsel and of any experts and agents, which such Guarantor has incurred or may incur in connection with the negotiation, preparation or administration of this Amendment.

     (f)This Amendment shall be governed by and construed in accordance with the laws of the state of New York.


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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



AMERICAN MOBILE SATELLITE CORPORATION


By:  /s/ Randy S. Segal
     ------------------
     Name:   Randy S. Segal
     Title:  Senior Vice President and General Counsel




HUGHES ELECTRONICS CORPORATION


By:  /s/ Mark McEachen
     -----------------
     Name:   Mark McEachen
     Title:  Senior Vice President



SINGAPORE TELECOMMUNICATIONS LTD.


By:  /s/ Hoh Wing Chee
     -----------------
     Name:   Hoh Wing Chee
     Title:  VP (International Network)







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BARON CAPITAL PARTNERS, L.P.


By:  Baron Capital Management Inc.,
       A General Partner


By:  /s/ Linda S. Martinson
     ----------------------
     Name:   Linda S. Martinson
     Title:  Vice President and General Counsel


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